Exhibit 99.1

PRESS RELEASE
For Immediate Distribution	Contact:	Intrepid Potash, Inc.
Karla Kimrey
Phone: 303-296-3006

Intrepid Adjusts 2008 Potash Production and Cost of Goods Sold Guidance

Denver, Colorado; September 15, 2008 – Intrepid Potash, Inc. (NYSE:IPI) announced today that it is adjusting its full-year production guidance for potash downward by 20,000 tons or approximately two (2) percent. The adjustment is a result of two items. First, the Company has made the decision to extend its turnaround schedule to include approximately 3 – 5 additional days of planned down time during the turnaround cycle. The Company’s decision to invest in additional reliability enhancement projects associated with its electrical systems at its Carlsbad operations is expected to enhance overall reliability and reduce future unscheduled downtime. Work that will be performed during the turnaround period has been expanded to include coordinated improvements performed by the local power provider, after mutual agreement with the Company, to upgrade the regional system that serves our Carlsbad facilities and the hiring of three major electrical firms to work concurrently during the extended turnaround to renovate and upgrade the electrical systems in our surface plants and underground mine operations. The second item was lower than expected recovery rates experienced at the Company’s West Mine during the third quarter due primarily to the decreased performance of a binding chemical purchased for use in the flotation circuit. The Company is actively working to address this item.

“The decision to take proactive steps to upgrade the electrical systems is designed to benefit the Company for the long-term and enhance overall reliability of production at our Carlsbad operations,” noted Bob Jornayvaz, Chairman and Chief Executive Officer.

The impact of these items is an adjusted full-year production range of 850,000 – 870,000 short tons of potash and has the effect of increasing the full-year potash production cost of goods sold forecast by $15 per short ton to $155 – $165 per short ton. The Company is also reporting that it expects its net realized price per ton of potash for the third quarter to be approximately $620 – $640 per ton.

The Company routinely posts important information about the Company on its website under the Investor Relations tab. The Company’s website address is www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine; changes in the prices of our raw materials, including but not limited to the price of natural gas; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements and the risk factors detailed in our filings with the Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.